                                                                      EXHIBIT 99






[METROCALL LETTERHEAD]


October 30, 1996

FOR IMMEDIATE RELEASE             Contact:  Vince Kelly, Chief Financial Officer
                                               (703) 660-6677, ext. 6650, or
                                            Paul Liberty, VP, Investor Relations
                                               (703) 660-6677, ext. 6260
                                               URL:http//www.metrocall.com

           METROCALL REPORTS RECORD REVENUE AND OPERATING CASH FLOW

        Alexandria, Virginia, October, 1996 - Metrocall, Inc., (NASDAQ: MCLL) today reported net revenues of $31.6 million for the quarter ended September
30, 1996, an increase of approximately 21% over the quarter ended June 30, 1996 and an increase of approximately 31% over the quarter ended September 30, 1995. Operating cash flow (EBITDA) for the quarter ended September 30, 1996 was approximately $8.2 million, up from $5.5 million for the quarter ended June 30, 1996, an increase of approximately 49%. Operating results reflect the results of operations of Parkway Paging, Inc. since July 17, 1996 and Satellite Paging and Message Network since September 1, 1996. The Company reported quarterly net subscriber additions of 298,286, including approximately 240,000 subscribers acquired in the Parkway, Satellite and Message Network transactions, increasing total subscribers to 1,405,933 at September 30, 1996 for a 26.7% increase over 1,109,647 at June 30, 1996 and for a 60% increase over 881,270 at September 30, 1995.

        "Metrocall's strong third quarter is the direct result of a significant and fundamental change in the way the Company has executed its business plan", said William L. Collins III, President and Chief Executive Officer of Metrocall. "The Company has focused on monthly recurring revenue per unit and targeted distribution mix to yield strong net revenue and operating cash flow growth this quarter."

        During the third quarter, Metrocall completed a new $350 million senior secured credit facility underwritten by The Toronto-Dominion Bank and The First National Bank of Boston. Further, Metrocall has made substantial progress toward completing and receiving commitments on a private equity placement of between $25-$35 million. This placement is scheduled to close at the time of the A+ Network merger.

        Other key highlights include: completion of the Parkway Paging and Satellite Paging and Message Network acquisitions; strategic alliance agreements signed with Bell Atlantic, Westinghouse Communications and CONXUS Communications (formerly known as PCS Development Corporation); substantial completion of the nationwide network buildout program; and an 8.4% increase in subscribers per employee to 1,320 at September 30, 1996 from 1,218 at June 30, 1996.

        "The senior management of Metrocall has executed on its stated strategy, producing operating and distribution plans that strengthen the foundation of the Company's core business, which will continue to generate net revenue and cash flow growth in the coming quarters. The third quarter marked the first real opportunity for these plans to be fully implemented and the results are clearly visible," said Collins.






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        Special shareholders meetings for both A+ Network and Metrocall will be held on November 6, 1996 to vote on the merger agreement with A+ Network. Metrocall has commenced a tender offer for A+ Network's 11 7/8% Senior Subordinated Notes due 2005 (the "A+ Notes"). The Company has solicited holders' consents to amend the indenture governing the A+ Notes to eliminate restrictive covenants and certain events of default. The Company also is announcing the extension of the expiration date of its solicitation of consents to amend the indenture governing the A+ Notes from 12:00 midnight, October 30, 1996 to 12:00 midnight, November 1, 1996. The expiration date for Metrocall's related tender offer for the A+ Notes will remain November 6, 1996. Each expiration date is subject to subsequent extension by Metrocall.

        Metrocall, Inc., headquartered in Alexandria, Virginia (Metropolitan Washington, DC), offers paging and wireless messaging in all 50 states and over 1000 cities through its Nationwide Wireless Network.


Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 The statements contained in this release which are not historical facts, such as those concerning future financial performance and growth, are forward-looking statements that are subject to risks and uncertainties, including those set forth in the Company's Joint Proxy Statement/Prospectus distributed in connection with the A+ Network merger and filed with the Securities and Exchange Commission, and could differ materially from those set forth in the forward-looking statements.

                                     ###











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




                               METROCALL, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
            (In Thousands, Except Per Share and Unit Information)
                                 (Unaudited)




                                                                    Three Months Ended                  Nine Months Ended
                                                                      September 30,                       September 30,
                                                                ----------------------------         ---------------------------
                                                                     1996          1995                 1996         1995
                                                                --------------   -----------         --------------  -----------
REVENUES:
  Service, rent and maintenance revenues                         $    30,624      $  23,363           $    79,453     $  68,867
  Product sales                                                        5,998          4,615                19,155        12,547
                                                                --------------  ------------         --------------  -----------
     Total revenues                                                   36,622         27,978                98,608        81,414
  Net book value of products sold                                     (4,986)        (3,842)              (15,546)      (10,593)
                                                                --------------  ------------         --------------  -----------
                                                                      31,636         24,136                83,062        70,821
                                                                --------------  ------------         --------------  -----------
OPERATING EXPENSES:
  Service, rent and maintenance expenses                               9,799          6,650                26,297        19,292
  Selling and marketing                                                6,006          3,523                15,998        11,350
  General and administrative                                           7,661          6,335                20,363        18,461
  Depreciation and amortization                                       15,288          8,349                40,385        21,062
                                                                --------------  ------------         --------------  -----------
                                                                      38,754         24,857               103,043        70,165
                                                                --------------  ------------         --------------  -----------
     (Loss) income from operations                                    (7,118)          (721)              (19,981)          656

OTHER (EXPENSE) INCOME                                                (2,172)            24                   338            16

INTEREST EXPENSE                                                      (5,196)        (2,832)              (13,596)       (8,240)
                                                                --------------  ------------         --------------  -----------
LOSS BEFORE INCOME TAXES                                             (14,486)        (3,529)              (33,239)       (7,568)

INCOME TAX BENEFIT                                                       171            157                   279           469
                                                                --------------  ------------         --------------  -----------
     Net loss                                                    $   (14,315)     $  (3,372)          $   (32,960)    $  (7,099)
                                                                ==============  ============         ==============  ===========

NET LOSS PER COMMON SHARE                                        $     (0.94)     $   (0.31)          $    (2.23)     $   (0.67)
                                                                ==============  ============         ==============  ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                            15,162         10,794               14,806         10,669
                                                                ==============  ============         ==============  ===========

OTHER DATA:

Net Revenues(1)                                                  $    31,636      $  24,136           $   83,062      $  70,821
EBITDA (2)                                                       $     8,170      $   7,628           $   20,404      $  21,718
EBITDA margin on net revenues (3)                                      25.8%          31.6%                24.6%          30.7%
Pagers In Service (end of period)                                  1,405,933        881,270            1,405,933        881,270

---------------------
(1) Total revenues less net book value of products sold.
(2) Earnings before interest, taxes, depreciation and amortization (EBITDA).
(3) EBITDA divided by net revenues.




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